Exhibit 15.1

Independent Registered Public Accounting Firm’s Consent

We consent to the incorporation by reference in the Registration Statement of AirMedia Group Inc. on Form S-8 No. 333-148352, No. 333-164219, No. 333-183448 and No. 333-187442 and on Form F-3 No. 333-161067 of our report dated June 28, 2017, with respect to our audit of the consolidated financial statements and related financial statement schedule of AirMedia Group Inc. as of December 31, 2016 and for the year ended December 31, 2016 and our report dated June 28, 2017 with respect to our audit of the effectiveness of internal control over financial reporting of AirMedia Group Inc. as of December 31, 2016 appearing in the Annual Report on Form 20-F of AirMedia Group Inc. for the year ended December 31, 2016.

Our report on the effectiveness of internal control over financial reporting expressed an adverse opinion because of the existence of material weaknesses.

/s/ Marcum Bernstein & Pinchuk llp

Marcum Bernstein & Pinchuk llp

Beijing, China

June 28, 2017

BEIJING OFFICE • Unit 2419-2422 • Kerry Center South Tower • 1 Guang Hua Road • Chaoyang District, Beijing • 100020

Phone 8610.8518.7992 • Fax 8610.8518.7993 • www.marcumbp.com